Tiffany & Co. Subsidiaries (Note: Omitted from this list are certain subsidiaries that do not constitute Significant Subsidiaries (see Reg. S-X))	Exhibit 21.1 Tiffany & Co. Report on Form 10-K
TIFFANY & Co. Exhibit 21.1 Subsidiaries TIFFANY & CO. Tiffany & Co. (Note): Oriented from this list are certain subsidiaries Report on Form 10-K That do not constitute Significant subsidiaries (See Delaware Reg. S-X)) August 16, 1984
TIFFAANY AND COMPANY LAURELTON DIAMONDS, INC. EAST POND HOLDINGS,INC. TIFFANY & CO. (Formerly FHH Diamonds, Inc.) INTERNATIONAL New York Delaware Delaware Delaware May 30, 1868 June 13,2002 August 23,2002 October11,1984 (47,0886504)
Domestic subsidiaries International subsidiaries Domestic subsidiaries International subsidiaries TIFFANY & CO. TIFFANY & CO. TIFFANY & CO.
ICT, INC. (Formerly Societe Francaise LAURELTON DIAMONDS INC. IRJDESSE, INC. JAPAN INC. TIFFANY — BRASIL LTDA. Pour Lc. Developpement De La porcclaine D’Art) Northwest territories Delaware France Canada Delaware Delaware Brazil June 11,1992
International subsidiaries
TIFFANY (NJ) INC. SOCIETE EUROPEENNE DE PORCELAINE TIFFANY INDUSTRIELLEET TGB Y.K. IMPORTACAO E ARTISANALE New jersey France Japan Brazil
TIFFANY ATLANTIC TIFFANY & CO. LITTLE SWITZERLAND, TIFFANY & CO.
CITY, INC. (Unlimited liability) INC. OF NEW YORK LIMITED LCT INSURANCE T. RISK HOLDINGS INC, Delaware Hong Kong
New jersey United kingdom COMPANY New York New York
POWERIDGE L.S. WHOLESALE, INC. TIFFANY & CO. PORTFOLIO INC. TRM INVESTMENTS L.L.C. Massachussets (SHANGHAI) COMMERCIAL COMPANY LIMITED New Jusrsey China
L.S. HOLDING, INC. TIFFANY & CO. ITALIA Virgin Islands S.p.A. Controls various small (Formerly Tiffany Parona)
British virgin Islands Operating subsidiaries S.p.A. Throughout the Carribian and Italy Alaska TIFFCO INVESTMENT LAURELTON DIAMONDS VEHICLE, INC. VIETNAM LTD. TIFFANY KOREA LTD. (Frmerly Hari huong D.V.V.T.TCO. MACAU LIMITED (Formerlu tiffco Korea Ltd.) Limited company) Viatnam Macau republic of korea
NHC, LLC BWHC, LLC [tiffco investment TIFFANY & CO. MEXICO Vehicle, inc, 51%] S.A. do C.V.
Delaware Delaware Mexico
RAND DIAMONDS RAND PRECISION CUT (BOSTSWANA) DIAMONDS (PTY) LTD. TIFFANY & CO. (PROPRIETARY) LTD. [NHC, LLC 85%] OVERSEAS FINANCE B.V.
Bostwana South Africa Netherlamds
TIFF SWISS HOLDINGS TIFFANY & CO.
GmbH PTE. LTD.
Switzerland-Canada Zurich Singapore
TIFFANY & CO. UPTOWN ALLIANCE WATCH CENTER A.G. (M) Sdn, Bhd,
Switzerland-canton Zurich Malaysia